                                                                   EXHIBIT 11


             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES
                     COMPUTATION OF INCOME PER COMMON SHARE
                           (SHARES DATA IN THOUSANDS)




                                                                  For the Years Ended December 31,
                                                              ----------------------------------------
                                                                 1995             1996            1997
                                                                 ----             ----            ----
Basic earnings (loss) per share (1):
    Net income per common share                               $   0.23         $   0.36        $   0.43
                                                              --------         --------        --------
    Weighted average number of shares outstanding               31,793           36,381          38,172
                                                              --------         --------        --------
Diluted earning (loss) per share (1):
    Net income (loss) per common share                        $   0.22         $   0.34        $   0.41
                                                              --------         --------        --------
Shares:
    Weighted average number of shares outstanding               31,793           36,381          38,172
    Effect of dilutive options                                   2,209            2,583           1,692
                                                              --------         --------        --------
    Adjusted weighted-average number of shares outstanding      34,002           38,914          39,864
                                                              --------         --------        --------




(1) Results for all periods prior to July 15, 1997 and July 26, 1996 have been restated for the acquisitions of DynaSoft AB and RSA Data Security, Inc., respectively, which have been accounted for as poolings of interests.